As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	95-3540776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(805) 447-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With copies to:

Jonathan P. Graham, Esq. Executive Vice President, General Counsel and Secretary One Amgen Center Drive Thousand Oaks, California 91320-1799 (805) 447-1000	Gregory P. Rodgers, Esq. Charles K. Ruck, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022-4834 (212) 906-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per vote	Proposed maximum aggregate offering price (1)	Amount of registration fee
2.770% Senior Notes due 2053	$940,000,000	100.0%	$940,000,000	$102,554.00

(1)	Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2021

PRELIMINARY PROSPECTUS

Offer to Exchange Any and All Outstanding 2.770% Senior Notes due 2053

for

2.770% Senior Notes due 2053 Which Have Been Registered Under the Securities Act of 1933

We are offering to exchange, on the terms and subject to the conditions described in this prospectus, all of our outstanding unregistered 2.770% Senior Notes due 2053 (the “Private Notes”) for our registered 2.770% Senior Notes due 2053 (the “Exchange Notes”). The Private Notes and the Exchange Notes are sometimes collectively referred to as the Notes. The Private Notes were issued on August 17, 2020 and, as of the date of this prospectus, an aggregate principal amount of $940,000,000 of the Private Notes are outstanding. The terms of the Exchange Notes are substantially identical to the outstanding Private Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended, and will not contain any legends restricting their transfer.

•	You should carefully review the risk factors beginning on page 7 of this prospectus.

•	Our offer to exchange the Private Notes for the Exchange Notes will be open until 5:00 p.m., New York City time, on , 2021, unless we extend the exchange offer.

•

You should carefully review the procedures for tendering the Private Notes beginning on page 10 of this prospectus. If you do not follow these procedures, we may not exchange your Private Notes for Exchange Notes.

•	If you fail to tender your Private Notes, you will continue to hold Private Notes and your ability to transfer them could be adversely affected.

•	No public market currently exists for the Private Notes. We do not intend to list the Exchange Notes on any securities exchange and, therefore, no active public market is anticipated.

•	You may withdraw tenders of Private Notes at any time before the exchange offer expires.

•	We will not receive any proceeds from the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus together with any resale of those Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where those Private Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of up to 90 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it for use in these resales. For more information, see “Plan of Distribution.”

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless stated otherwise or unless the context otherwise requires, references in this prospectus to “Amgen,” “we,” “us” and “our” refer to Amgen Inc., a company incorporated in Delaware, and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“Commission” or “SEC”). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We maintain a website at www.amgen.com. These website addresses, and the website addresses included in any documents incorporated by reference herein, are not intended to function as hyperlinks, and the information contained on such websites is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of the offering of securities hereby or in this prospectus. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 9, 2021; and

•	Our Definitive Proxy Statement on Schedule 14A, filed on April 7, 2020.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offer. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address and telephone number:

Amgen Inc.

Attention: Investor Relations

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Tel: 805-447-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

To obtain timely delivery, you must request the information incorporated by reference herein no later than five days prior to the expiration date.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference into this prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases, written statements or our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference

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calls. Such words as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions, are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements. Reference is made in particular to forward-looking statements regarding the timing and completion of the exchange offer, product sales, regulatory activities, clinical trial results, reimbursement, expenses, earnings per share, liquidity and capital resources, trends, planned dividends, stock repurchases, collaborations and effects of pandemics. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information; Incorporation by Reference” above.

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SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our Notes. You should read the entire prospectus carefully, including “Risk Factors” and our consolidated financial statements and the related notes, other financial information and other documents incorporated by reference into this prospectus, before you decide to participate in the exchange offer.

Amgen Inc.

We are committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

We focus on areas of high unmet medical need and leverage our expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer, we have grown to be one of the world’s leading independent biotechnology companies, have reached millions of patients around the world and are developing a pipeline of medicines with breakaway potential.

Amgen Inc. was incorporated in California in 1980 and became a Delaware corporation in 1987. We operate in one business segment: human therapeutics. Our principal executive offices are located at One Amgen Center Drive, Thousand Oaks, California 91320-1799, and our telephone number is (805) 447-1000. Our website is located at www.amgen.com. Information contained on our website is not a part of this prospectus.

Summary of the Exchange Offer

The following is a brief summary of the terms of the exchange offer. For a more complete description, see “The Exchange Offer.”

Securities to be Exchanged

August 17, 2020, we issued the Private Notes in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and as of the date of this prospectus, an aggregate principal amount of $940,000,000 in Private Notes is outstanding. The Private Notes issued pursuant to Rule 144A are represented by CUSIP No. 031162 CX6, and the Private Notes issued pursuant to Regulation S are represented by CUSIP No. U03160 AX3.

The terms of the Exchange Notes and the Private Notes are substantially identical in all material respects, except that the Exchange Notes will be freely transferable by the holders of the Exchange Notes except as otherwise provided in this prospectus. The Exchange Notes will bear different CUSIP numbers from the Private Notes. See “Description of Notes.”

The Exchange Offer	Minimum denominations of $2,000 principal amount and any integral multiples of $1,000 of principal amount of Exchange Notes will be exchanged for each minimum denomination of $2,000 principal amount and any integral multiples of $1,000 of principal amount of Private Notes.

Under existing SEC interpretations, the Exchange Notes would in general be freely transferable after the exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required.

By tendering Private Notes in the exchange offer, you represent to us that, among other things:

• you, or the person or entity acquiring Exchange Notes, are acquiring the Exchange Notes in the ordinary course of business;

•  neither you nor any person or entity receiving the related Exchange Notes is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

• neither you nor any person or entity receiving the related Exchange Notes has an arrangement or understanding with any person or entity to participate in any distribution of the Exchange Notes;

• neither you nor any person or entity receiving the related Exchange Notes is an “affiliate” of Amgen Inc., as that term is defined under Rule 405 of the Securities Act; and

• you are not acting on behalf of any person or entity who could not truthfully make these statements.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

See “The Exchange Offer—Procedures for Tendering” and “Plan of Distribution.”

Registration Rights Agreement	We issued the Private Notes on August 17, 2020 in a private offering in reliance on Rule 144A and Regulation S under the Securities Act. In connection with the offering, we entered into a registration rights agreement with the dealer managers of the related private exchange offer requiring us to make the registered exchange offer for the Private Notes described in this prospectus. The registration rights agreement also requires us to use our reasonable efforts to consummate the exchange offer by June 23, 2021, or, if this fails, to cause to become effective a shelf registration statement for resales of the Private Notes. See “The Exchange Offer—Purpose of the Exchange Offer.” If we do not do so, we will pay additional interest on the Private Notes at an initial rate of 0.125% per annum of the principal amount of Private Notes, and 0.25% per annum after the first 90 days.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on 2021, or a later date and time if we extend the exchange offer.

Withdrawal	The tender of the Private Notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date, or any later date and time to which we extend the exchange offer.

Interest on the Exchange Notes and the Private Notes

Interest on the Exchange Notes will accrue from the date of the original issuance of the Private Notes or from the date of the last payment of interest on the Private Notes, whichever is later. No additional interest will be paid on Private Notes tendered and accepted for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which may be waived by us. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Private Notes	A holder who wishes to tender Private Notes in the exchange offer must transmit to the exchange agent an agent’s message, transmitted by a book-entry transfer facility, which agent’s message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the Private Notes into the exchange agent’s account at The Depository Trust Company, or DTC, under the procedures for book-entry transfers described in “The Exchange Offer—Procedures for Tendering.”

Each holder of Private Notes wishing to participate in the exchange offer must tender their Private Notes by electronic transmission of acceptance through DTC’s Automated Tender Offer Program, which we refer to as ATOP, procedures for transfer. A letter of transmittal need not accompany tenders effected through ATOP. Please carefully follow the instructions contained in this document on how to tender your securities. See “The Exchange Offer—Terms of the Exchange Offer.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the Notes, is serving as exchange agent in connection with the exchange offer.

Certain U.S. Federal Income Tax Consequences

The exchange of Private Notes for Exchange Notes pursuant to the exchange offer should not constitute a sale or an exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Effect of Not Tendering	Private Notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions on transfer. Except as noted above, we will have no further obligation to provide for the registration under the Securities Act of these Private Notes.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” for a discussion of some factors you should carefully consider, including factors affecting forward-looking statements.

Summary of the Terms of the Exchange Notes

The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes, except that the Exchange Notes will be registered under the Securities Act and will not contain any legends restricting their transfer. However, the Exchange Notes will bear different CUSIP numbers from the Private Notes. The Exchange Notes will evidence the same debt as the Private Notes and both the Private Notes and the Exchange Notes, collectively, the “Notes,” are governed by the same indenture. The following summary of terms applies equally to the Exchange Notes and the Private Notes.

Issuer	Amgen Inc.

Total Amount of Exchange Notes Offered	$940,000,000 aggregate principal amount of 2.770% Senior Notes due 2053.

Maturity Date	September 1, 2053

Interest and Payment Dates	2.770% per annum, payable semi-annually in arrears in cash on March 1 and September 1 of each year, beginning September 1, 2021.

Change of Control Triggering Event	In the event of a change of control triggering event, as defined herein, the holders may require us to purchase for cash all or a portion of their Exchange Notes at a purchase price equal to 101% of the principal amount of the Exchange Notes, plus accrued and unpaid interest, if any. See “Description of Notes—Change of Control Offer.”

Ranking	The Exchange Notes will rank:

•  equal in right of payment to all of our other existing and future senior unsecured indebtedness, including indebtedness under Amgen Inc.’s revolving credit agreement (the “Revolving Credit Agreement”), its 1.25% Senior Notes due February 2022 (euro denominated), its 2.70% Senior Notes due May 2022, its 2.650% Senior Notes due May 2022, its 3.625% Senior Notes due May 2022, its 0.41% bonds due March 2023 (Swiss franc denominated), its 2.25% Senior Notes due August 2023, its 3.625% Senior Notes due May 2024, its 1.90% Senior Notes due February 2025, its 3.125% Senior Notes due May 2025, its 2.00% Senior Notes due February 2026 (euro denominated), its 2.60% Senior Notes due August 2026, its 5.50% Senior Notes due December 2026 (pound sterling denominated), its 2.20% Senior Notes due February 2027, its 3.20% Senior Notes due November 2027, its 4.00% Senior Notes due September 2029 (pound sterling denominated), its 2.45% Senior Notes due February 2030, its 2.300% Senior Notes due February 2031, its 6.375% Senior Notes due June 2037, its 6.90% Senior Notes due June 2038, its 6.40% Senior Notes due February 2039, its 3.15% Senior Notes due February 2040, its 5.75%

Senior Notes due March 2040, its 4.95% Senior Notes due October 2041, its 5.15% Senior Notes due November 2041, its 5.65% Senior Notes due June 2042, its 5.375% Senior Notes due May 2043, its 4.40% Senior Notes due May 2045, its 4.563% Senior Notes due June 2048, its 3.375% Senior Notes due February 2050 and its 4.663% Senior Notes due June 2051;

• senior in right of payment to all of Amgen Inc.’s existing and future subordinated indebtedness; and

•  effectively subordinated in right of payment to all of Amgen Inc.’s subsidiaries’ obligations (including secured and unsecured obligations) and effectively subordinated in right of payment to our secured obligations, to the extent of the assets securing such obligations.

Optional Redemption	If the Exchange Notes are redeemed before March 1, 2053 (six months prior to the maturity date of the Exchange Notes), the redemption price will equal the sum of (1) 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but not including, the redemption date, and (2) the make-whole amount as described in this prospectus. If the Exchange Notes are redeemed on or after March 1, 2053 (six months prior to the maturity date of the Exchange Notes), the redemption price will equal 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Covenants	The Exchange Notes and the related indenture do not contain any financial or other similar restrictive covenants. However, we will be subject to the covenants described under the caption “Description of Notes.”

RISK FACTORS

Prospective investors should carefully consider the following risk factors and the risk factors and assumptions related to our business identified or described in our most recent annual report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus before participating in the exchange offer. The occurrence of any one or more of the following could materially adversely affect your investment in the Notes or our business and operating results.

Risk Factors Incorporated by Reference

This prospectus incorporates by reference risk factors related to Amgen Inc. contained in Amgen Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 9, 2021. Investors should carefully consider the risk factors contained in the documents incorporated by reference into this prospectus in addition to the risk factors below before deciding to tender their outstanding Private Notes in the exchange offer.

Risks Relating to the Notes

Your failure to tender your Private Notes in the exchange offer could limit the trading market and trading value of your Private Notes.

We will only issue Exchange Notes in exchange for Private Notes that are timely received by the exchange agent. Therefore, you should allow sufficient time to ensure timely delivery of the Private Notes and you should carefully follow the instructions on how to tender your Private Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Private Notes. If you do not tender your Private Notes or if we do not accept your Private Notes because you did not tender your Private Notes properly, then, after we consummate the exchange offer, you may continue to hold Private Notes that are subject to the existing transfer restrictions. In addition, if you tender your Private Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for Private Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those Exchange Notes.

The trading market for Private Notes that are not exchanged in the exchange offer could be adversely affected due to the limited amount, or “float,” of the Private Notes that are expected to remain outstanding following the exchange offer. Generally, a lower “float” of a security could result in less demand to purchase that security and could, therefore, result in lower prices for that security. For the same reason, to the extent that a large amount of Private Notes is not exchanged in the exchange offer, the trading market for the Exchange Notes could be adversely affected. See “Plan of Distribution” and “The Exchange Offer.”

The Notes are structurally subordinated. This may affect your ability to receive payments on the Notes.

The Notes are obligations exclusively of Amgen. We currently conduct a significant portion of our operations through our subsidiaries and our subsidiaries have significant liabilities. In addition, we may, and in some cases we have plans to, conduct additional operations through our subsidiaries in the future and, accordingly, our subsidiaries’ liabilities will increase. Our cash flow and our ability to service our debt, including the Notes, therefore partially depends upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders, if any. The Notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

An active trading market for Exchange Notes may not develop.

The Exchange Notes are new issues of securities for which there are currently no public markets, and no active trading markets might ever develop. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that active trading markets do not develop, the liquidity and trading prices for the Exchange Notes may be harmed. In addition, the liquidity of the trading market for the Exchange Notes will depend in part on the level of participation of the holders of Private Notes not tendered in the exchange offer. We have no plans to list the Exchange Notes on a securities exchange. As a result, a market for the Exchange Notes may not develop and, if one does develop, it may not be maintained.

The limited covenants in the indenture for the Notes and the terms of the Notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture for the Notes does not:

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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness, which could effectively rank senior to the Notes;

•	limit our ability to incur substantial secured indebtedness that would effectively rank senior to the Notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal in right of payment to the Notes;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.

Furthermore, the indenture for the Notes contains only limited protections in the event of a change of control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the values of the Notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the Notes.

Any downgrade in our credit ratings could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the trading prices for, or liquidity of, the Notes.

We are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our financial condition or results of operations, may cause the rating agencies to downgrade, place on negative watch or change their outlook on our debt credit rating generally, and the ratings on the Notes, which could adversely impact the trading prices for, or the liquidity of, the Notes. Any such downgrade, placement on negative watch or change in outlook could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements. The ratings on the Notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and other factors that may affect the value of the Exchange Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

We may not have sufficient cash to repurchase the Notes upon the occurrence of a “change of control triggering event.”

We will be required to offer to repurchase all of the Notes upon the occurrence of a “change of control triggering event” (as defined below under “Description of Notes—Change of Control Offer”). We may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to repurchase the Notes under such circumstances. If we are unable to repurchase the Notes upon the occurrence of a change of control triggering event, it would result in an event of default under the indenture governing the Notes. A default under the indenture governing the Notes could also lead to a default under the agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes.

THE EXCHANGE OFFER

Purpose of the Exchange offer

On August 17, 2020, when we issued the Private Notes in a private offering exempt from the registration requirements of the Securities Act, we entered into a registration rights agreement with the dealer managers of the related private exchange offer which requires us to file a registration statement under the Securities Act with respect to the registered exchange offer for the Private Notes described in this prospectus. This prospectus is the prospectus contained in the registration statement we have filed in order to satisfy that obligation. Upon the effectiveness of the registration statement, we are required to offer to the holders of Private Notes the opportunity to exchange their Private Notes for a like principal amount of the Exchange Notes, which will be issued without a restrictive legend and which generally may be reoffered and resold by the holder without registration under the Securities Act. The registration rights agreement further provides that we must use our reasonable efforts to complete the exchange offer by June 23, 2021.

Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the Private Notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Following the completion of the exchange offer, holders of the Private Notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those Private Notes will continue to be subject to restrictions on transfer.

Under some circumstances specified in the registration rights agreement, Amgen may be required to file a “shelf” registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Private Notes.

Transferability of the Exchange Notes

Based on interpretations of the Securities Act by the staff of the SEC in several no-action letters issued to third parties unrelated to us, we believe that you, or any other person receiving Exchange Notes, may offer for resale, resell or otherwise transfer such Exchange Notes without complying with the registration and prospectus delivery requirements of the federal securities laws, if:

•	you, or the person or entity acquiring Exchange Notes, are acquiring the Exchange Notes in the ordinary course of business;

•	neither you nor any such person or entity is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

•	neither you nor any such person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the Exchange Notes;

•	neither you nor any such person or entity is an “affiliate” of Amgen Inc., as such term is defined under Rule 405 under the Securities Act; and

•	you are not acting on behalf of any person or entity who could not truthfully make these statements.

To participate in the exchange offer as the holder of Private Notes, you must represent that each of the statements above is true. You will be deemed to make such representations by tendering Private Notes in the exchange offer.

Any broker-dealer or any holder of Private Notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the Exchange Notes:

•	will not be able to rely on the interpretations of the staff of the SEC set forth in the no-action letters described above; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

Broker-dealers receiving Exchange Notes in exchange for Private Notes acquired for their own account through market making or other trading activities may not rely on the interpretations of the staff of the SEC set forth in the no-action letters described above. Such broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act and therefore acknowledge and agree, by tendering Private Notes in the exchange offer, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of the Exchange Notes. By so tendering a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Private Notes, with the prospectus contained in the exchange offer registration statement. As described above, under the registration rights agreement, we have agreed to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the Exchange Notes. See “Plan of Distribution.”

You will be deemed to acknowledge and agree to the foregoing by tendering Private Notes in the exchange offer.

Consequences of Failure to Exchange

Following the completion of the exchange offer (except as set forth under “—Purpose of the Exchange Offer” above), holders of Private Notes not tendered will not have any further registration rights and those

Private Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for a holder’s Private Notes could be adversely affected upon completion of the exchange offer if the holder does not participate in the exchange offer. See “Risk Factors—Risks Relating to the Notes—Your failure to tender your Private Notes in the exchange offer could limit the trading market and trading value of your Private Notes.”

Terms of the Exchange offer

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Private Notes validly tendered and not withdrawn prior to the expiration date, or another date and time to which Amgen extends the exchange offer. We will issue minimum denominations of $2,000 principal amount and any integral multiples of $1,000 of principal amount of Exchange Notes in exchange for each minimum denomination of $2,000 principal amount and any integral multiples of $1,000 of principal amount of outstanding Private Notes accepted in the exchange offer. Holders may tender some or all of their Private Notes pursuant to the exchange offer. However, Private Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in principal amount.

The form and terms of the Exchange Notes are substantially the same as the form and terms of the Private Notes except that the Exchange Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The Exchange Notes will evidence the same debt as the Private Notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the Private Notes were issued.

As of the date of this prospectus, $940,000,000 in aggregate principal amount of unregistered 2.770% Senior Notes due 2053 were outstanding and there was one registered holder, a nominee of DTC. This prospectus is being sent to that registered holder and to others believed to have beneficial interests in the Private Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered Private Notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If any tendered Private Notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth under the heading “—Conditions to the Exchange Offer” or otherwise, such Private Notes will be returned, without expense, to the tendering holder of those Private Notes as promptly as practicable after the expiration date, unless the exchange offer is extended.

Holders who tender Private Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Private Notes in the exchange offer. We will pay all charges and expenses, other than some applicable taxes, applicable to the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” means 5:00 p.m., New York City time, on                , 2021, unless we extend the exchange offer, in which case the expiration date will mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•

to delay accepting any Private Notes, to extend the exchange offer or, if any of the conditions set forth under “—Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner we determine constitutes a material change, we will disclose the amendment as soon as practicable in a prospectus supplement that we will distribute to the registered holders of the Notes. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your Private Notes to the exchange agent as described below. We will only issue the Exchange Notes in exchange for the Private Notes that you timely and properly tender. Therefore, you should allow sufficient time to contact your broker, if applicable, to ensure timely delivery of the Private Notes, and you should follow carefully the instructions on how to tender your Private Notes. There are no letters of transmittal prepared for use in connection with the exchange offer. It is your responsibility to properly tender your Private Notes. The tender to us of Private Notes by you as set forth below and our acceptance of the Private Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus.

All of the Private Notes were issued in book-entry form, and all of the Private Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. You may tender your Private Notes only by using ATOP. The exchange agent will make a request to establish an account with respect to the Private Notes at DTC for purposes of the exchange offer within two business days after this prospectus is mailed or sent to holders, and any financial institution that is a participant in DTC may make book-entry delivery of Private Notes by causing DTC to transfer the Private Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the Private Notes.

The term “agent’s message” means a message, transmitted by DTC through ATOP to, and received by, the exchange agent, and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the terms and subject to the condition set forth in this prospectus and that we may enforce the agreement against the participant. To receive confirmation of valid tender of Private Notes, a holder should contact the exchange agent at the telephone number listed under “—Exchange Agent.”

Any valid tender of Private Notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus. Only a registered holder of Private Notes may tender the Private Notes in the exchange offer. If you are a beneficial owner whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Private Notes, you should promptly instruct the registered holder to tender such Private Notes on your behalf and comply with the ATOP procedures for book-entry transfer described above on or prior to the Expiration Date.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Private Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of Private Notes not properly tendered or Private Notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular Private Notes. However, to the extent we waive any conditions of tender with respect to one tender of Private Notes, we will waive that condition for all tenders of Private Notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your Private Notes.

Tenders of Private Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Private Notes received by the exchange agent in connection with the exchange offer that are not validly tendered and as to which the irregularities have not been cured within the time period we determine or waived will be returned by the exchange agent to the DTC participant who delivered such Private Notes by crediting an account maintained at DTC designated by such DTC participant promptly after the expiration date of the exchange offer or the withdrawal or termination of the exchange offer.

In addition, we reserve the right in our sole discretion to purchase or make offers for any Private Notes that remain outstanding after the expiration date or, as set forth under “—Conditions to the Exchange offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could differ from the terms of the exchange offer.

By tendering Private Notes in the exchange offer, you represent to us that, among other things:

•	you, or the person or entity acquiring Exchange Notes, are acquiring the Exchange Notes in the ordinary course of business;

•	neither you nor any person or entity receiving the related Exchange Notes is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

•	neither you nor any person or entity receiving the related Exchange Notes has an arrangement or understanding with any person or entity to participate in any distribution of the Exchange Notes;

•	neither you nor any person or entity receiving the related Exchange Notes is an “affiliate” of Amgen Inc., as that term is defined under Rule 405 of the Securities Act; and

•	you are not acting on behalf of any person or entity who could not truthfully make these statements.

Withdrawal Rights

You may withdraw your tender of Private Notes at any time before the exchange offer expires.

For a withdrawal to be effective, the holder must cause to be transmitted to the exchange agent an agent’s message, which agent’s message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the Private Notes out of the exchange agent’s account at DTC under the procedure for book-entry transfers described herein along with a properly transmitted agent’s message on or before the expiration date.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. The Private Notes will be credited to an account maintained with DTC for the Private Notes. You may re-tender properly withdrawn Private Notes by following one of the procedures described under “—Procedures for Tendering” at any time on or before the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any Private Notes and may terminate or amend the exchange offer if, at any time before the acceptance of those Private Notes for exchange or the exchange of the Exchange Notes for those Private Notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time is not a waiver of any of these rights and each of these rights will be an ongoing right which may be asserted at any time and from time to time.

If we determine that any of these conditions are not satisfied, we may:

•	refuse to accept any Private Notes and return all tendered Private Notes to you;

•	extend the exchange offer and retain all Private Notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the Private Notes; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Private Notes that have not been withdrawn.

If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the Private Notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

In addition, we will not accept for exchange any Private Notes tendered, and no Exchange Notes will be issued in exchange for those Private Notes, if at the time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the TIA. In any of those events, we will use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. However, additional solicitations may be made by facsimile transmission, telephone or in person by our officers and other employees of Amgen. We will pay the estimated cash expenses to be incurred in connection with the exchange offer, which include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

Holders who tender their Private Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register Exchange Notes in the name of, or request that Private Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Private Notes.

Accounting Treatment

For accounting purposes, we will not recognize any gain or loss upon the exchange of the Exchange Notes for Private Notes. We will expense costs incurred in connection with the issuance of the Exchange Notes.

Consequence of Failures to Exchange

Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, those Private Notes may be resold only:

•	to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in a transaction meeting the requirements of Rule 144 under the Securities Act;

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

•	to us; or

•	pursuant to an effective registration statement.

In each case, the Private Notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

Exchange Agent

You should direct any questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A.

240 Greenwich Street

New York, New York 10286

Attention: Corporate Trust Division - Corporate Finance Unit

Facsimile: (212) 815-5704

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Private Notes in like principal amount, which will be canceled. Accordingly, there will not be any increase in our outstanding indebtedness.

DESCRIPTION OF NOTES

On August 17, 2020, we issued the unregistered 2.770% Senior Notes due 2053 (referred to herein as the “Private Notes”) in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Private Notes were issued pursuant to an Indenture, dated as of May 22, 2014 (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), and an officer’s certificate, dated as of August 17, 2020 (the “officer’s certificate”). The Indenture and the officer’s certificate will also govern the terms and conditions relating to the registered 2.770% Senior Notes due 2053 (referred to herein as the “Exchange Notes”) to be issued in the exchange offer for corresponding Private Notes described in this prospectus. The Exchange Notes, when issued, will be part of the same series as the Private Notes under the Indenture. References in this “Description of Notes” to “the Notes” include the Private Notes and the Exchange Notes. The Exchange Notes offered hereby and the Private Notes not tendered pursuant to the terms hereof will be treated as a single class under the Indenture, including for purposes of determining whether the required percentage of holders have given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

We may issue additional notes under the Indenture. We have issued and may issue notes of other series under the Indenture.

The following summary of certain provisions of the Indenture, the officer’s certificate and the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture, the officer’s certificate and the Notes, including the definitions therein of certain terms. Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the Notes. We urge you to read the Indenture, officer’s certificate and the Notes because they, and not this description, define your rights as holders of the Notes. You may obtain a copy of the Indenture and the officer’s certificate (which includes forms of the Notes) from us upon request, as set forth under “Where You Can Find Additional Information; Incorporation by Reference” in this prospectus.

As used in this discussion under the heading “Description of Notes,” unless otherwise specified, the terms “Amgen” “we,” “our,” and “us” refer solely to Amgen Inc. and not its subsidiaries.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

General

The:

•	Notes will be our senior unsecured obligations and will rank equal in right of payment to all of our other unsecured senior indebtedness, whether currently existing or hereafter created; and

•	Notes will mature on September 1, 2053.

We may, without notice to or the consent of the holders or beneficial owners of the Notes, create and issue additional Notes and/or notes having the same ranking, interest rate, maturity and other terms as the Notes. Any additional debt securities having such similar terms, together with that series of notes, could be considered part of the same series of notes under the Indenture.

The Notes are redeemable prior to maturity as described below under the heading “—Optional Redemption.” The Notes do not have the benefit of any sinking funds. The Notes will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, New York, New York, which we refer to as DTC. See “—Book-Entry, Delivery and Form.”

Payments on the Notes will be made through the paying agent, which will initially be the trustee, to DTC. Payments on the Notes will be made in U.S. dollars at the office or agency maintained by us in the Borough of Manhattan, The City of New York (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee in New York, New York or if the trustee does not maintain an office in New York, at the office of a paying agent in New York). At our option, however, if certificated notes (as defined herein) are issued, we may make payments by check mailed to the holder’s registered address or by wire transfer to the account designated in writing to the trustee. You may present the Notes for registration of transfer and exchange, without service charge (but we may require a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange), at the office or agency maintained by us in New York, New York (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee in New York, New York or if the trustee does not maintain an office in New York, at the office of a paying agent in New York). The transfer of certificated notes will be registrable, and Notes will be exchangeable for notes of other denominations of an equal aggregate principal amount, at such office or agency.

Interest

The Notes will accrue interest at a rate of 2.770% per annum from August 17, 2020, or from the most recent interest payment date on which interest has been paid or duly provided for. Accrued and unpaid interest on the Notes will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2021. In each case, interest will be paid to the holder in whose name a Note is registered at the close of business on the day that is 15 days prior to the relevant interest payment date, whether or not such day is a Business Day.

The amount of interest payable for any full semi-annual interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. If any date on which interest, principal or premium is payable on the Notes is not a Business Day, then payment of such amounts payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date or maturity date, as the case may be.

Any amounts payable on any Notes that are not punctually paid on any payment date will cease to be payable to the person in whose name such Notes are registered on the relevant record date, and such defaulted payment will instead be payable to the person in whose name such Notes are registered on the special record date or other specified date determined in accordance with the Indenture.

Ranking

The Notes will be senior unsecured obligations of Amgen. The Notes will rank:

•

equal in right of payment to all of our other existing and future senior unsecured indebtedness, including indebtedness under our revolving credit agreement (the “Revolving Credit Agreement”), our 1.25% Senior Notes due February 2022 (euro denominated), our 2.70% Senior Notes due May 2022, our 2.650% Senior Notes due May 2022, our 3.625% Senior Notes due May 2022, our 0.41% bonds due March 2023 (Swiss franc denominated), our 2.25% Senior Notes due August 2023, our 3.625% Senior Notes due May 2024, our 1.90% Senior Notes due February 2025, our 3.125% Senior Notes due May 2025, our 2.00% Senior Notes due February 2026 (euro denominated), our 2.60% Senior Notes due August 2026, our 5.50% Senior Notes due December 2026 (pound sterling denominated), our 2.20% Senior Notes due February 2027, our 3.20% Senior Notes due November 2027, our 4.00% Senior Notes due September 2029 (pound sterling denominated), our 2.45% Senior Notes due February 2030, our 2.300% Senior Notes due February 2031, our 6.375% Senior Notes due June 2037, our

6.90% Senior Notes due June 2038, our 6.40% Senior Notes due February 2039, our 3.15% Senior Notes due February 2040, our 5.75% Senior Notes due March 2040, our 4.95% Senior Notes due October 2041, our 5.15% Senior Notes due November 2041, our 5.65% Senior Notes due June 2042, our 5.375% Senior Notes due May 2043, our 4.40% Senior Notes due May 2045, our 4.563% Senior Notes due June 2048, our 3.375% Senior Notes due February 2050 and our 4.663% Senior Notes due June 2051;

•	senior in right of payment to all of our existing and future subordinated indebtedness; and

•

effectively subordinated in right of payment to all of our subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to our secured obligations, to the extent of the assets securing such obligations.

The Notes and the Indenture do not limit our ability to incur additional indebtedness. We may incur substantial additional amounts of indebtedness in the future.

Optional Redemption

The Notes may be redeemed prior to maturity at our option, at any time in whole or from time to time in part. If the Notes are redeemed before March 1, 2053 (six months prior to the maturity date of the Notes), the redemption price will equal the sum of (1) 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but not including, the redemption date, and (2) the Make-Whole Amount (as defined herein), if any. If the Notes are redeemed on or after March 1, 2053 (six months prior to the maturity date of the Notes), the redemption price will equal 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

If less than all the Notes are to be redeemed, the Notes to be redeemed will be selected as follows: (a) if the Notes are in the form of global securities, in accordance with the procedures of the applicable depositary; (b) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or (c) if not otherwise provided for under clause (a) or (b) in the manner that the trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of global securities, to the applicable rules and procedures of the applicable depositary. The Notes to be redeemed shall be selected from Notes not previously called for redemption. Portions of the principal amount of the Notes that have denominations larger than $2,000 may be selected for redemption. Notes and portions of them selected for redemption shall be in amounts of $2,000 or whole multiples of $1,000. Provisions of the Indenture that apply to Notes called for redemption also apply to portions of those Notes called for redemption.

If we give notice as provided in the Indenture and funds for the redemption of any Notes called for redemption sufficient to pay the redemption price have been deposited with the paying agent on or before 11:00 a.m., New York time, on the redemption date, such Notes will cease to bear interest on the date fixed for redemption. Thereafter, the only right of the holders of such Notes will be to receive payment of the redemption price.

Upon surrender of a Note that is redeemed in part, we shall execute and the trustee shall authenticate for the holder a new Note of the same maturity equal in principal amount to the unredeemed portion of the Notes surrendered.

We will give notice of any optional redemption to the registered holders of Notes at least 10 but not more than 60 days before a redemption date. The notice shall identify the Notes to be redeemed and shall state:

•	the redemption date;

•	the redemption price;

•	the name and address of the paying agent;

•

if any Notes are being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date and upon surrender of such Notes, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the holder of the Notes thereof upon cancellation of the original Note;

•	that the Notes called for redemption must be surrendered to the paying agent to collect the redemption price;

•	that interest on the Notes called for redemption ceases to accrue on and after the redemption date unless we default in the deposit of the redemption price;

•	the CUSIP number of the Notes; and

•	any condition to redemption.

At our request, the trustee shall give the notice of redemption in our name and at our expense.

Change of Control Offer

If a change of control triggering event occurs, unless we have exercised our option to redeem the Notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth in such Notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event, a notice will be provided to holders of the Notes describing the transaction that constitutes the change of control triggering event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is provided (the “change of control payment date”); provided, however, that in no event will the change of control payment date occur prior to the date 90 days following the first issue date of the Notes.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

We will not repurchase any Notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the Notes by virtue of any such conflict.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a change of control offer and we, or any third party making such an offer in lieu of us, purchases all of the Notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the change of control offer described above, to redeem all Notes that remain outstanding following such purchase on a date specified in such notice (the “second change of control payment date”) and at a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the second change of control payment date.

For purposes of the change of control offer provisions of the Notes, the following terms will be applicable:

“Beneficial owner” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

“Change of control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group (other than our company or one of our Subsidiaries) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to one or more persons or groups (other than our company or one of our Subsidiaries), provided that none of the circumstances in this clause (2) will be a change of control if the persons that beneficially own our voting stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding voting securities of the surviving or transferee person that are entitled to vote generally in the election of that person’s board of directors, managers or trustees immediately after the transaction; or (3) the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (1) above if (i) we become a direct or indirect wholly-owned Subsidiary of a holding company and (ii) (A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of control triggering event” means the occurrence of both a change of control and a rating event. “Group” has the meaning given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions and includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Person” has the meaning given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions.

“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating event” means the rating on the Notes is lowered by both of the rating agencies and the Notes are rated below an investment grade rating by both of the rating agencies on any day during the period commencing 60 days prior to the first public notice of the occurrence of a change of control or our intention to effect a change of control and ending 60 days following consummation of such change of control (which period will be extended so long as the rating of the of Notes is under publicly announced consideration for a possible downgrade by any of the rating agencies).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Certain Covenants

Limitation on Liens

We will not, nor will we permit any of our Subsidiaries to, create or incur any Lien on any of our or their respective Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1) Liens existing as of the first issue date of the Notes;

(2) Liens granted after the first issue date of the Notes on any of our or our Subsidiaries’ Properties securing our Indebtedness created in favor of the holders of the Notes;

(3) Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the Indenture; provided that those Liens do not extend to or cover any of our or our Subsidiaries’ Property other than the Property securing the Indebtedness being refinanced and that the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced;

(4) Liens created in substitution of or as replacements for any Liens permitted by the clauses directly above, provided that, based on a good faith determination of one of our officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced; and

(5) Permitted Liens.

Notwithstanding the foregoing, we and any of our Subsidiaries may, without securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Exempted Debt does not exceed the greater of (a) 35% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien or (b) 35% of Consolidated Net Worth calculated as of the first issue date of the Notes.

Limitation on Sale and Lease-Back Transactions

We will not, nor will we permit any of our Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, of ours or any of our Subsidiaries, unless:

(1) such transaction was entered into prior to the first issue date of the Notes;

(2) such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(3) such transaction involves a lease for less than three years;

(4) we would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to the first paragraph of “—Limitation on Liens” above; or

(5) we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our or any of our Subsidiaries’ long-term Indebtedness within 120 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may, or may cause any of our Subsidiaries to, deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we and any of our Subsidiaries may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Exempted Debt does not exceed the greater of (a) 35% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction or (b) 35% of Consolidated Net Worth calculated as of the first issue date of the Notes.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor person,” unless:

•

we are the surviving corporation or the successor person (if other than Amgen) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the Notes and under the Indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

Notwithstanding the above, any of our Subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(1)	the fair market value of the assets subject to such transaction; and

(2)

the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the Indenture (which may include debt securities in addition to the Notes) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Business Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York, New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by law, regulation or executive order to close.

“Consolidated Net Worth” means, as of any date of determination, the Stockholders’ Equity of us and our Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Revolving Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Exempted Debt” means the sum of the following as of the date of determination:

(1)	our Indebtedness incurred after the first issue date of the Notes and secured by Liens not permitted by the first sentence under “—Limitation on Liens” above; and

(2)

our and our Subsidiaries’ Attributable Liens in respect of sale and lease-back transactions entered into after the first issue date of the Notes pursuant to the second paragraph of “—Limitation on Sale and Lease- Back Transactions” above.

“Finance Lease” means, as to any Person, a lease of any Property by that Person as lessee that is, or should be recorded as a “finance lease” on the balance sheet of that Person prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States set forth in the Accounting Standards Codification of the Financial Accounting Standards Board or in such other documents by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Governmental Agency” means:

(1)	any foreign, federal, state, county or municipal government, or political subdivision thereof;

(2)	any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body;

(3)	any court or administrative tribunal; and

(4)	with respect to any Person, any arbitration tribunal or other nongovernmental authority to whose jurisdiction that Person has consented.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” of any Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Finance Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet), and shall also include, to the extent not otherwise included, the guaranty of items which would be included within this definition.

“Laws” means, collectively, all foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or controlling precedents of any Governmental Agency.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Make-Whole Amount” means the excess of (1) the net present value, on the redemption date, of the principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable if such redemption had not been made (calculated as if the maturity date of the Notes was the par call date relating to the Notes), over (2) the aggregate principal amount of the Notes being redeemed or paid. Net present value shall be determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined herein and as determined on the third Business Day preceding the date of redemption) from the respective dates on which such principal and interest would have been payable if such redemption had not been made.

“Permitted Liens” means:

(1)	Liens securing Indebtedness under Credit Facilities;

(2)	Liens on accounts receivable, merchandise inventory, equipment, and patents, trademarks, trade names and other intangibles, securing our Indebtedness;

(3)

Liens on any of our assets, any of our Subsidiaries’ assets, or the assets of any joint venture to which we or any of our Subsidiaries is a party, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(4)

(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or one of our Subsidiaries of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(5)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(6)

Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(8)	Liens on key-man life insurance policies granted to secure our Indebtedness against the cash surrender value thereof;

(9)

Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect us or any of our Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(10)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;

(11)	pre-existing Liens on assets acquired by us or any of our Subsidiaries after the first issue date of the Notes;

(12)	Liens in our favor or the favor of any of our Subsidiaries;

(13)

inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(14)

statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(15)	Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(16)

Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we or any of our Subsidiaries is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(17)	Liens consisting of deposits of Property to secure our statutory obligations or statutory obligations of any of our Subsidiaries in the ordinary course of its business;

(18)

Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we or any of our Subsidiaries is a party in the ordinary course of its business, but not in excess of $75,000,000;

(19)

purchase money Liens or purchase money security interests upon or in any Property acquired or held by us or any of our Subsidiaries in the ordinary course of business to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property;

(20)

Liens on an asset created in connection with the acquisition, construction or development of additions, extensions or improvements to such asset which shall be financed by obligations described in Sections 142, 144(a) or 144(c) of the Internal Revenue Code of 1986, as amended, or by obligations entitled to substantially similar tax benefits under other legislation or regulations in effect from time to time; and

(21)	Liens on Property subject to escrow or similar arrangements established in connection with litigation settlements.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.

“Reinvestment Rate” means 0.25% plus the weekly yield for the most recent week set forth in the most recent Statistical Release (as defined herein) for the constant maturity U.S. Treasury security (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Revolving Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of December 12, 2019, among us, the banks therein named, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Citibank, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book runners, as such agreement may be further amended (including any amendment, restatement, refinancing and successors thereof), supplemented or otherwise modified from time to time, including any increase in the principal amount of the obligations thereunder.

“Statistical Release” means the statistical release designated “H.15” or any comparable online data source or publication which is made available by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities, or, if such Statistical Release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as of that date determined in accordance with GAAP; provided that there shall be excluded from Stockholders’ Equity any amount attributable to capital stock that is, directly or indirectly, required to be redeemed or repurchased by the issuer thereof at a specified date or upon the occurrence of specified events or at the election of the holder thereof.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Events of Default

Event of default means, with respect to the Notes, any of the following:

•

default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of the Notes at their maturity;

•

default in the performance or breach of any other covenant or warranty by us in the Indenture (other than defaults pursuant to the previous two bullet points above or pursuant to a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than the Notes), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding Notes as provided in the Indenture; or

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company.

No event of default with respect to the Notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.

If an event of default with respect to the Notes occurs and is continuing (other than an event of default regarding certain events of bankruptcy, insolvency or reorganization of our company), then the trustee or the holders of not less than a majority in principal amount of the outstanding Notes may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on all Notes. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities issued under the Indenture will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities, including the Notes. At any time after a declaration of acceleration with respect to the Notes has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes may, by written notice to us and the trustee, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to the Notes, have been cured or waived as provided in the Indenture.

The Indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes.

No holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy under the Indenture unless, among other things:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to the Notes; and

•

the holders of at least a majority in principal amount of the outstanding Notes have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding Notes a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the Indenture, the holder of any Notes will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that Note on or after the due dates expressed in that Note and to institute suit for the enforcement of any such payment.

If any securities are outstanding under the Indenture, the Indenture requires us, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to our compliance with the Indenture. If a default or event of default occurs and is continuing with respect to Notes and if it is known to a responsible officer of the trustee, the trustee shall deliver to each holder of the Notes notice of a default or event of default within 90 days after it occurs. The Indenture provides that the trustee may withhold notice to the holders of the Notes of any default or event of default (except in the case of a default or event of default in payment of principal of or interest on any Note) with respect to Notes if it in good faith determines that withholding notice is in the interest of the holders of those Notes.

Modification and Waiver

We and the trustee may modify and amend the Indenture or notes of any series without the consent of any holder of notes:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the covenant described above under the heading “—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to add guarantees with respect to notes of any series or secure notes of any series;

•	to surrender any of our rights or powers under the Indenture;

•	to add covenants or events of default for the benefit of the holders of notes of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that would not adversely affect the rights of any holder of notes in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of additional notes of any series as permitted by the Indenture;

•

to effect the appointment of a successor trustee with respect to the notes and to add to or change any of the provisions of the Indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the U.S. Trust Indenture Act of 1939.

We may also modify and amend the Indenture with the consent of the holders of at least a majority in principal amount of the outstanding notes of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected note then outstanding if that amendment will:

•	reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including any additional amounts) on the notes;

•	reduce the principal of or premium on or change the fixed maturity of the notes;

•

waive a default in the payment of the principal of, premium or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on the notes payable in currency other than that stated in the notes;

•

make any change to certain provisions of the Indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of, premium and interest on the notes and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to the notes.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of that series, waive our compliance with provisions of the Indenture. The holders of a majority in principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of such series, waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any note of that series; provided, however, that the holders of a majority in principal amount of the outstanding Notes of the affected series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

No amendment to cure any ambiguity, defect or inconsistency in the Indenture made solely to conform the Indenture to the description of Notes contained in this prospectus will be deemed to adversely affect the interests of the holders of the Notes.

Defeasance and Covenant Defeasance

Legal Defeasance

The Indenture provides that we may be discharged from any and all obligations in respect of the Notes (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on the Notes on the stated maturity of those payments in accordance with the terms of the Indenture and the Notes.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The Indenture provides that upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the Indenture, as well as any additional covenants set forth in this prospectus; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the Notes, which we refer to as a “covenant defeasance.”

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on the Notes on the stated maturity of those payments in accordance with the terms of the Indenture and the Notes; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to the Notes and the Notes are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the Notes at the time of their stated maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The Notes will be issued as fully-registered global notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Notes held by Qualified Institutional Buyers will be evidenced by Rule 144A global notes. Other Notes held by non-U.S. persons will, subject to certain exceptions, be evidenced by Regulation S global notes. Qualified Institutional Buyers may hold their interest in any of the Rule 144A global notes evidencing the Notes directly through DTC, or indirectly through organizations which are participants in DTC. Non-U.S. persons may hold their interest in any of the Regulation S global notes through Clearstream or Euroclear as participants, or through organizations that are participants in Clearstream or Euroclear.

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global notes through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Beneficial interests in the global notes will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Notes represented by a global note can be exchanged for definitive notes in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global note and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we in our sole discretion determine that such global note will be exchangeable for definitive notes in registered form and notify the trustee of our decision.

A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive notes issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in registered form for the same aggregate amount. The definitive notes will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.

We will make principal and interest payments on all Notes represented by a global note to the paying agent, which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented by a global note for all purposes under the Indenture. Accordingly, we, the trustee and the paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a Note represented by a global note;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information.

Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, the paying agent, any other agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by that global note for all purposes of the Notes. Owners of beneficial interests in the Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered owners or holders of Notes under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Notes. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their Notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the Indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global notes.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we, the trustee nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is trustee under the Indenture.

Governing Law

The Indenture and the Notes, including any claim or controversy arising out of or relating to the Indenture or the Notes, will be governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus together with any resale of those Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in the resales of Exchange Notes received in exchange for Private Notes where those Private Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of up to 90 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it for use in these resales.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of Private Notes including any broker-dealers, and specified parties related to holders of Private Notes, against some types of liabilities, including liabilities under the Securities Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences relating to the exchange of Private Notes for Exchange Notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the Internal Revenue Code of 1986, as amended, United States Treasury Regulations, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, administrative, or judicial action, possibly with retroactive effect. This summary only applies to you if you exchange your Private Notes for Exchange Notes in the exchange offer. This summary also does not discuss the effect of any state, local or non-U.S. tax laws or any tax laws other than United States income tax law. In addition, this summary does not discuss every aspect of United States federal income taxation that may be relevant to you if you are otherwise subject to special tax treatment, including, without limitation, if you are:

•	a dealer in securities or currencies, a regulated investment company or real estate investment trust;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank or financial institution;

•	an insurance company;

•	a tax exempt organization;

•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a person holding the Notes as part of a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction or integrated transaction;

•	a United States person (as defined in the Code) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	a person subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement;

•	a partnership or other pass-through entity or arrangement for U.S. federal income tax purposes (and investors in such entities); and

•	a former citizen or resident of the United States.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The exchange of Private Notes for Exchange Notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes, because the Exchange Notes will not be considered to differ materially in kind or extent from the Private Notes. Accordingly, the exchange of Private Notes for Exchange Notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the Exchange Notes will have the same tax attributes as the Private Notes and the same tax consequences to holders as the Private Notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

LEGAL MATTERS

Certain legal matters relating to the validity of the Exchange Notes will be passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Amgen Inc. appearing in Amgen Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Amgen Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Offer to Exchange Any and All Outstanding 2.770% Senior Notes due 2053 for 2.770% Senior Notes due 2053 Which Have Been Registered Under the Securities Act of 1933

We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed or incorporated into this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus or in the documents we incorporate into this prospectus by reference is correct after this date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

The registrant provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article SIXTH of the registrant’s Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Under the registrant’s bylaws, the registrant is required to indemnify its directors and officers to the full extent permitted by the DGCL. However, the bylaws provide that the registrant is not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the registrant or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the registrant’s board of directors, (iii) such indemnification is provided by the registrant in its sole discretion, or (iv) such indemnification is required under the bylaws.

Item 21. Exhibits and Financial Statement Schedules.

(a) See exhibit index.

(b) Not applicable.

(c) Not applicable.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Amgen Inc. (As Restated March 6, 2013.) (Filed as an exhibit to Form 10-Q for the quarter ended March 31, 2013 on May 3, 2013 and incorporated herein by reference.)

3.2	Amended and Restated Bylaws of Amgen Inc. (As Amended and Restated February 15, 2016.) (Filed as an exhibit to Form 8-K on February 17, 2016 and incorporated herein by reference.)

4.1	Indenture, dated May 22, 2014, between Amgen Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee. (Filed as an exhibit to Form 8-K on May 22, 2014 and incorporated herein by reference.)

4.2	Officer’s Certificate of Amgen Inc., dated as of August 17, 2020, including forms of the Company’s 2.770% Senior Notes due 2053. (Filed as an exhibit to Form 8-K on August 17, 2020 and incorporated herein by reference.)

4.3	Registration Rights Agreement, dated as of August 17, 2020, by and among Amgen Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, as lead dealer managers, and BNP Paribas Securities Corp., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, Blaylock Van, LLC and Siebert Williams Shank & Co., LLC, as co-dealer managers. (Filed as an exhibit to Form 8-K on August 17, 2020 and incorporated herein by reference.)

5.1*	Opinion of Latham & Watkins LLP, regarding the legality of the securities being issued.

21.1	List of Subsidiaries of Amgen Inc. (Filed as an exhibit to Form 10-K for the year ended December 31, 2020 on February 9, 2021 and incorporated herein by reference.)

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP (to be included in the opinion filed as Exhibit 5.1).

24	Power of Attorney (included on the Signature Page of this Registration Statement).

25.1*	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Thousand Oaks, state of California, on February 9, 2021.

AMGEN INC.

/s/ Robert A. Bradway
Robert A. Bradway
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Bradway, Peter H. Griffith, Jonathan P. Graham, and Justin G. Claeys, or any of them, his or her attorney-in-fact, each with the power of substitution and re-substitution, for him or her in any and all capacities, to sign any amendments and post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert A. Bradway Robert A. Bradway	Chairman of the Board, Chief Executive Officer and President, and Director (Principal Executive Officer)	February 9, 2021

/s/ Peter H. Griffith Peter H. Griffith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 9, 2021

/s/ Linda H. Louie Linda H. Louie	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	February 9, 2021

/s/ Wanda M. Austin Wanda M. Austin	Director	February 9, 2021

/s/ Brian J. Druker Brian J. Druker	Director	February 9, 2021

/s/ Robert A. Eckert Robert A. Eckert	Director	February 9, 2021

/s/ Greg C. Garland Greg C. Garland	Director	February 9, 2021

Signature	Title	Date

/s/ Fred Hassan Fred Hassan	Director	February 9, 2021

/s/ Charles M. Holley, Jr Charles M. Holley, Jr.	Director	February 9, 2021

/s/ Tyler Jacks Tyler Jacks	Director	February 9, 2021

/s/ Ellen J. Kullman Ellen J. Kullman	Director	February 9, 2021

/s/ Amy E. Miles Amy E. Miles	Director	February 9, 2021

/s/ Ronald D. Sugar Ronald D. Sugar	Director	February 9, 2021

/s/ R. Sanders Williams R. Sanders Williams	Director	February 9, 2021